UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Succession – Troy W. Ingianni Appointed Chief Financial Officer, Secretary and Treasurer

As previously announced, Steven A. DeMartino, President, Chief Financial Officer, Secretary and Treasurer of TransAct Technologies Incorporated (the “Company”), will retire from those roles effective June 30, 2026, and John M. Dillon, the Company’s Chief Executive Officer, will assume the title of President effective upon Mr. DeMartino’s retirement. Robert Campbell, the Company’s Controller, was originally appointed to succeed Mr. DeMartino as Chief Financial Officer, Secretary and Treasurer upon Mr. DeMartino’s retirement, but Mr. Campbell has informed the Board of Directors of the Company (the “Board”) that he will not be assuming those roles due to personal reasons. As a result, on June 26, 2026, the Board appointed Troy W. Ingianni to serve as the Company’s Chief Financial Officer, Secretary and Treasurer, effective July 1, 2026 (the “Start Date”). Mr. Ingianni, 50, has more than 25 years of financial reporting, technical accounting, and Securities and Exchange Commission (“SEC”) compliance experience across public accounting and global manufacturing organizations.

Mr. Ingianni served in roles of increasing responsibility at Barnes Group Inc., a global aerospace and industrial manufacturer and services provider, from August 2011 to December 2025, most recently from September 2024 to December 2025 as Vice President, Global Controller and Chief Accounting Officer. In that capacity, he was responsible for the company’s corporate consolidation and internal and external financial reporting, including its Forms 10-K, 10-Q and 8-K and related filings with the SEC; oversight of Sarbanes-Oxley compliance and technical accounting matters; purchase and divestiture accounting for the company’s mergers, acquisitions and dispositions; statutory reporting for the company’s global legal entities; and engagement with the company’s audit committee, board of directors and independent registered public accounting firm. Mr. Ingianni’s prior roles at Barnes Group Inc. include service as Assistant Controller from October 2023 to September 2024, Director, Technical Accounting and SEC Reporting from November 2014 to October 2023, and SEC Reporting and Technical Accounting Manager, from August 2011 to November 2014. Earlier in his career, Mr. Ingianni was a Senior Manager in the Audit, Assurance and Advisory Services practice of Deloitte & Touche LLP from September 2000 to August 2011, and he began his career as a Cost Analyst at Pratt & Whitney from September 1999 to August 2000.

Mr. Ingianni holds a B.A. in Liberal Arts, an M.S. in Accounting, and an M.B.A. in Finance, each from the University of Connecticut, and is a Certified Public Accountant licensed in the State of Connecticut.

There is no arrangement or understanding between Mr. Ingianni and any other persons pursuant to which Mr. Ingianni was selected as an officer within the meaning of Item 401(b) of Regulation S-K, nor are there any family relationships between Mr. Ingianni and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Ingianni had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Principal Accounting Officer Transition

As previously reported, on May 7, 2026, the Board appointed Mr. Campbell to serve as Principal Accounting Officer of the Company, effective May 8, 2026.

On June 26, 2026, Mr. Campbell advised the Board that he would step down as Principal Accounting Officer effective June 30, 2026. Mr. Campbell will continue in a non-executive officer role in the Company’s finance department. Mr. Campbell’s decision to step down was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or otherwise.

On June 26, 2026, the Board determined that Mr. Ingianni will serve as the Company’s Principal Accounting Officer effective as of the Start Date.

New CFO Compensation

In connection with Mr. Ingianni’s service as the Company’s Chief Financial Officer, Secretary and Treasurer, the Company and Mr. Ingianni entered into an offer letter, effective as of the Start Date (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Ingianni’s compensation will consist of an annual base salary of $350,000 (prorated for 2026) and an annual target bonus of 35% of his base salary (prorated for 2026). Upon assuming the role of Chief Financial Officer, Secretary and Treasurer, Mr. Ingianni will receive a grant of 15,000 restricted stock units under the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”), which will vest in four equal annual installments, subject to his continued employment and other terms and conditions set forth in the Plan. Mr. Ingianni’s employment is at-will.

In connection with Mr. Ingianni’s appointment, the Company and Mr. Ingianni are expected to enter into a severance agreement (the “Severance Agreement”). The Severance Agreement will provide that, upon a termination of employment without cause, Mr. Ingianni will be entitled to receive six months’ base salary, payable over six months. Upon a termination of employment in connection with a change in control, Mr. Ingianni will be entitled to receive 12 months’ base salary, payable over 12 months.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On June 29, 2026, the Company issued a press release announcing Mr. Ingianni’s appointment and related matters. A copy of the press release is filed herewith as Exhibit 99.1.

Forward-Looking Statements

Certain statements in this report include forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan,” “predict,” “design” or “continue,” or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; our ability to achieve the anticipated benefits of our acquisition of a licensed copy of the source code for the BOHA! software and risks to our reputation and business relating to the source code transition; our ability to successfully transition the BOHA! source code to our platform and systems and, until such transition is complete, our continued reliance on third parties to host and support our food service technology offerings; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; our dependence on a single contract manufacturer for the assembly of a large portion of our products in Asia; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars, tariffs or other trade actions; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties and any adverse economic impacts resulting from such uncertainties; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the SEC. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Offer Letter, dated June 25, 2026, between the Company and Troy W. Ingianni
99.1	Press Release of TransAct Technologies Incorporated, dated June 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ John M. Dillon
John M. Dillon
Chief Executive Officer

Date: June 29, 2026